UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
__________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 5, 2020

AngioDynamics, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-50761	11-3146460
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

14 Plaza Drive Latham, New York 12110
(Address of Principal Executive Offices) (Zip Code)

(518) 795-1400
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))
□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))
Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Common Stock, par value $0.01 per share	ANGO	NASDAQ Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company    ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 5.02 – Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 6, 2020, AngioDynamics, Inc. (“AngioDynamics” or the “Company”) issued a press release announcing that, effective as of February 5, 2020, Mr. Stephen A. Trowbridge was appointed Executive Vice President and Chief Financial Officer of the Company.  A copy of the press release is attached hereto as Exhibit 99.1.

Mr. Trowbridge, age 45, joined the Company in June 2008 as Corporate Counsel, was promoted to Vice President and General Counsel in June 2010 and subsequently promoted to Senior Vice President and General Counsel in August 2013.  In October 2019, Mr. Trowbridge was named interim Chief Financial Officer and has served in such capacity since October 22, 2019, in addition to Mr. Trowbridge’s responsibilities as Senior Vice President and General Counsel of the Company.

There are no family relationships between Mr. Trowbridge and any director or executive officer of the Company, and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

In connection with Mr. Trowbridge’s appointment, the Company’s Compensation Committee approved certain changes to Mr. Trowbridge’s compensatory arrangements.  Mr. Trowbridge’s annual base salary increased to $400,000 and he will be eligible for an annual bonus at a target level of 60% of his base salary.  Mr. Trowbridge will also be eligible to receive an annual equity grant award at a target level of 150% of his base salary.  In connection with Mr. Trowbridge’s appointment, he was granted equity awards, effective February 3, 2020, under the Company’s 2004 Stock and Incentive Award Plan consisting of (i) options to purchase 18,204 shares of common stock of the Company and (ii) 5,376 restricted stock units in respect of shares of common stock of the Company.  The exercise price for the options is equal to the closing price of the Company’s common stock as reported on the NASDAQ Global Select Market on the date of the grant.  The options will vest in four equal installments beginning on the first anniversary of the grant date and expire, if not exercised, on February 3, 2030. The restricted stock units will vest in four equal installments beginning on the first anniversary of the grant date.

The Company will initiate a search for a new General Counsel and Mr. Trowbridge will maintain his role as General Counsel, in addition to his responsibilities as Executive Vice President and Chief Financial Officer, until a replacement General Counsel is named.

Item 9.01 – Financial Statements and Exhibits.
(d) Exhibits.
Exhibit No.	Description

99.1	Press Release dated February 6, 2020.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANGIODYNAMICS, INC. (Registrant)

Date: February 7, 2020	By:	/s/ Stephen A. Trowbridge
Stephen A. Trowbridge
Executive Vice President, General Counsel
and Chief Financial Officer